UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 13, 2016

Reynolds American Inc.

(Exact Name of Registrant as Specified in Charter)

North Carolina	1-32258	20-0546644
(State or Other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 North Main Street

Winston-Salem, North Carolina 27101

(Address of Principal Executive Offices) (ZIP Code)

Registrant’s telephone number, including area code: (336) 741 2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 13, 2016, pursuant to a definitive agreement (the “Purchase Agreement”), dated as of September 28, 2015, by and among Santa Fe Natural Tobacco Company, Inc., a New Mexico corporation (“SFNTC”), R. J. Reynolds Global Products, Inc., a Delaware corporation (“RJRGP”), R. J. Reynolds Tobacco B.V., a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) (“RJRT BV,” and together with SFNTC and RJRGP, “Sellers”), and JT International Holding BV, a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) (“Buyer”), and, for certain provisions of the Purchase Agreement and as guarantors, Reynolds American Inc., a North Carolina corporation and the direct or indirect parent of Sellers (“RAI”), and Japan Tobacco Inc., a Japanese corporation (kabushiki kaisha) and the parent of Buyer, Sellers sold, and Buyer purchased the non-United States operations of Sellers’ Natural American Spirit brand (the “Transaction”).

The foregoing description of the Purchase Agreement does not purport to be a complete description of the terms of such agreement, which are qualified in all respects by reference to the complete text of the Purchase Agreement, a copy of which was filed as Exhibit 2.1 to RAI’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on September 29, 2015 and is incorporated into this Item 8.01 by reference.

On January 13, 2016, RAI issued a press release announcing the closing of the Transaction. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is hereby filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release of RAI, dated January 13, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 13, 2016

REYNOLDS AMERICAN INC.

By:	/s/ McDara P. Folan, III
Name:	McDara P. Folan, III
Title:	Senior Vice President, Deputy General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Reynolds American Inc., dated January 13, 2016.